                                                                  Exhibit 23.1




                          CONSENT OF ERNST & YOUNG LLP





We consent to the incorporation by reference in this annual report on Form 10-K of Tuscarora Incorporated of our report dated October 16, 1998 included in the 1998 Annual Report to Shareholders of Tuscarora Incorporated.

Our audits also included the financial statement schedules of Tuscarora Incorporated as of and for the years ended August 31, 1998 and 1997 listed in
Item 14(a)(2) of this annual report. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. The financial statement schedule of Tuscarora Incorporated as of and for the year ended August 31, 1996 was audited by other auditors whose report dated October 11, 1996 expressed an unqualified opinion on that schedule. In our opinion, the financial statement schedules as of and for the years ended August 31, 1998 and 1997, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statements on Form S-8 (No. 33-35373) pertaining to the 1985 Incentive Stock Option Plan of Tuscarora Incorporated; Form S-8 (Nos. 33-35373 and 333-06111) pertaining to the 1989 Stock Incentive Plan of Tuscarora Incorporated; Form S-8 (No. 333-57833) pertaining to the 1997 Stock Incentive Plan of Tuscarora Incorporated; and Form S-8 (No. 333-35587) pertaining to the Tuscarora Incorporated Common Stock Purchase Plan for Salaried Employees of our report dated October 16, 1998 with respect to the financial statements incorporated in this annual report by reference and our report included in the preceding paragraph with respect to the financial statement schedules included in this annual report on Form 10-K of Tuscarora Incorporated.



                                            /s/ ERNST & YOUNG LLP
                                            -------------------------
                                                ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
November 25, 1998